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                                                                     EXHIBIT 4.3


                              INDENTURE OF TRUST

       THIS INDENTURE OF TRUST dated as of the ____ day of _____________ , 1997, by and between Sterling Financial Services of Florida, Inc., a Florida corporation (the "Company"), and Stanton K. Shultz, as Trustee (the "Trustee").

                                 WITNESSETH:

       WHEREAS, the Company has duly authorized the offer and sale of 9,900 Promissory Notes (the "Notes") due on or before June 30, 2002, a specimen copy of which is attached hereto as Exhibit "A," in the principal amount of One Thousand Dollars ($1,000) per Note, which Notes are secured by certain assets as described in the Prospectus dated ________________, 1997 and a Security Agreement and Collateral Assignment with respect to the assets described on Exhibit B hereto (the foregoing Notes, Security Agreement and Collateral Assignment collectively referred to herein as the "Security Documents"); and

       WHEREAS, the Company has determined that it is in the best interests of the Company and the holders of the Notes to enter into this Indenture of Trust (the "Indenture").

       NOW, THEREFORE, for valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties agree as follows:

       1. Recitals. The above recitals are those of the Company and are true and correct and are incorporated herein by reference. The Trustee takes no responsibility for such recitals.

       2. Acceptance of Trust. The Trustee hereby accepts title in and to the Notes in trust for each and every holder of the Notes under the terms and conditions contained herein.

       3.   Duties of Trustee.

            a. The Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. The specific duties of the Trustee are as follows:

               (1) To hold as Custodian and Trustee the Security Documents as described in the Prospectus and related Collateral for the benefit of the holders of the Notes, releasing the Collateral as set forth in the Prospectus and Security Agreement. In connection with any such release of Collateral, the Trustee shall execute a release of the security interest on the Released Collateral in recordable form which the Company may record in the Public Records;

               (2) To perform its obligations under paragraph 6 hereof in the Event of Default in the payment of principal and interest on the Notes; and

               (3) To execute and deliver to the Company the Satisfactions of Security Documents provided for in this paragraph and in paragraph 4 hereof.



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             b. In the absence of bad faith on the part of the Trustee, the
Trustee may conclusively rely on the certificates and affidavit delivered to the Trustee by the Company under the terms of paragraph 4 hereof. The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

             c. No provision of this Indenture shall require the Trustee to expend or risk his own funds or otherwise incur personal financial liability in the performance of any of his duties hereunder or in the exercising of any of his rights or powers, if there is a reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to him.

             d. The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, Note, or other paper or document believed by him to be genuine and to have been signed or presented by the proper party or parties.

             e. The Trustee may consult with his counsel, and any opinion of counsel shall be full and complete authorization and protection with respect to any action taken, suffered, or omitted by it hereunder in good faith and in accordance with such opinion of counsel.

             f. The Trustee shall be under no duty or obligation to exercise any of the rights or powers vested in him by this Indenture at the request, order, or direction of any of the holders of the Notes, pursuant to this Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred thereon or thereby. Nothing herein contained shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) to give notice to the holders of the Notes as provided for in paragraph 6(g) hereof.

             g. The Trustee shall not be liable for any action taken, suffered or omitted by him in good faith and believed by him to be authorized or within the discretion or rights or powers conferred upon him by this Indenture.

             h. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, Note, or other paper or document, unless requested to do so by not less than a majority in the aggregate principal amount of the Notes than outstanding; provided, that if the payment in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee, the Trustee may require payment or assurance and indemnity against such expenses or liabilities as a condition to such proceedings.

             i. The Trustee may execute any of the Trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be



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responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care.

             j. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Notes or the Lien.

        4.   Covenants of the Company.

             a. The Company covenants to duly and punctually pay all principal and accrued interest on the Notes as due under the terms of the Notes. Simultaneously with the mailing of monthly interest payments, the Company shall deliver to the Trustee a list of its checks payable to the Note Holders together with its affidavit as evidence of the making of such payments. The same procedure shall be followed with respect to the payment of the principal on the Notes. Upon the receipt by the Trustee of copies of cancelled checks drawn on the Company's account payable to the Note Holders in the amount of less than the total principal due on any of the Notes and an affidavit of the Company that any such Notes have been so paid, the Trustee shall execute and deliver to the Company a partial satisfaction of the Security Documents in recordable form which the Company may record in the Public Records. Upon such delivery to the Trustee of copies of cancelled checks drawn on the Company account payable to the holders of the Notes then outstanding in the aggregate amount of the outstanding principal due on all of the Notes then outstanding accompanied by an affidavit of the Company that all Notes have been paid in full (together with all accrued interest), the Trustee shall deliver to the Company a full satisfaction of the Security Documents and the Trustee and the Company shall be relieved of all further obligations hereunder.

             b. The Company shall also keep an accurate list of the names and addresses of all Note Holders and shall deliver a copy of same to the Trustee and to any Note Holder upon request.

        5. Events of Default. Subject to the following limitations, an Event of Default occurs if:

             a. the Company receives written notice from a Trustee of a default in the payment of interest on any Note when the same becomes due and payable and the default continues for a period of 30 days after receipt of such notice;

             b. the Company receives written notice from a Trustee of a default in the payment of the principal of any Note when the same becomes due and payable at maturity or otherwise after receipt of such notice;

             c. the Company fails to comply with any of its other agreements in the Notes, this Agreement or the Security Agreement and the default continues for the period and after the notice specified below;

             d. the Company pursuant to or within the meaning of any Bankruptcy Law:



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                   (1)    commences a voluntary case,

                   (2) consents to the entry of an order for relief against it in any involuntary case,

                   (3) consents to the appointment of a Receiver of it or for any substantial part of its property,

                   (4) makes a general assignment for the benefit of its creditors, or

                   (5)    fails generally to pay its debts as they become due;
or

             e. a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                   (1) is for relief against the Company in an involuntary case,

                   (2) appoints a Receiver of the Company or for any substantial part of its property, or

                   (3) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days

         The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term "Receiver" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

         A default hereunder is not an Event of Default until the Trustee holding at least a majority in principal amount of the Notes notifies the Company of the default and the Company does not cure the default within 90 days after receipt of the notice. The notice must specify the default, demand that it be remedied, and state that the notice is a "Notice of Default."

        6.   Remedies.

             a.    If an Event of Default occurs and is continuing either:
(a) the Trustee, by written notice to the Company or (b) the holders of at least 25% in principal amount of the Notes, by written notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Notes to be due and payable immediately. After a declaration such principal and interest shall be due and payable immediately. An acceleration and its consequences shall be rescinded if all existing Events of Default have been cured or waived prior to the entry of a judgment against the Company and if the rescission would not conflict with any judgment or decree.



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                   Subject to the provisions of the preceding paragraph, if an
Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.

                   Subject to the foregoing, the holders of a majority in principal amount of the Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences. When a Default or Event of Default is waived, it is cured and stops continuing and no rights and remedies thereon may continue to be enforced.

                   Notwithstanding anything to the contrary in this Agreement, the Trustee is required to proceed against and liquidate all Collateral before looking to any other assets of the Company.

             b. At any time after an election under paragraph 6(a) to declare the Notes due and payable, the Trustee may institute any action or proceeding at law or in equity (including the foreclosure of the Security Documents) for the collection of sums due and unpaid and may prosecute any such action or proceeding to judgment or final decree, and may enforce such judgment or final decree against the Company.

             c. All rights of action under this Indenture or under any of the Notes may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as Trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Notes.

             d. Any and all monies collected by the Trustee pursuant to this paragraph 6 shall be applied in the following order:

                   (1) To the payment of all costs and expenses of collection and all Trustee's fees.

                   (2) To the payment of interest on the Notes, such payments to be made ratably to the persons entitled thereto.

                   (3) To the payment of the outstanding principal balance on the Notes, such payments to be made ratably to the persons entitled thereto.

                   (4) The remainder, if any, shall be paid to the Company, its successors and assigns or to any other person under an order of court.

             e. All powers and remedies given by this paragraph 6 to the Trustee or to the Note Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Notes by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and


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agreements contained in this Indenture, and no delay or omission of the
Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default occurring and continuing as aforesaid, shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein.

             f. The holders of a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and pace of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that the Trustee shall have the right to decline to follow any such direction if the Trustee, having been advised by counsel, shall determine that the action so directed may not be lawfully taken if it is determined that the action so directed would be unduly prejudicial to the Note holders not taking part in such direction.

             g. The Trustee shall, within thirty (30) days after he receives notice of the occurrence of an Event of Default, mail to the Note Holders, as the names and addresses of such holders appear upon the books of the Company, notice of each Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured before the giving of such notice.

        7. Payment of Trustee. The Trustee agrees to provide the services as Trustee hereunder for a fee of $500 per year plus reimbursement of all actual expenses. In addition, upon the occurrence of an Event of Default under this Agreement or the Security Documents, the Trustee shall receive a fee of $75 per hour for time incurred in rendering his duties hereunder.

        8. Indemnification. The Company covenants and agrees to indemnify the Trustee for, and to hold him harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending himself against any claim of liability relating thereto.

        9. Resignation and Removal of Trustee.

             a. The resignation and removal of Trustee shall be governed by the provisions of this paragraph 9.

             b. The Trustee, or any trustee or trustees hereafter appointed may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the holders of the Notes at their addresses as they shall appear on the books of the Company. Upon receiving such notice of resignation the Company shall promptly appoint a successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Note Holder may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.


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             c. In case at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of his property shall be appointed, or any public officer shall take change or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, the Company may remove the Trustee and appoint a successor trustee or, may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such Court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

             d. The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and appoint a successor trustee.

             e. Any resignation or any removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this section shall become effective upon acceptance of appointment by the successor trustee as provided in paragraph 9 (e) hereof.

             f. Any successor trustee appointed under this paragraph 9, shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, (except for an assignment of the Security Documents executed in recordable form) shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the Trustee ceasing to act shall, upon payment of any amount then due it hereunder. execute and deliver an instrument transferring to such successor trustee all the rights and powers of the Trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee and certainly vesting in and confirming to such successor trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon the property described in Exhibit "B" hereto to secure any amounts then due it hereunder.

                Upon acceptance of appointment by a successor trustee, the Company shall mail notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the registration books of the Company. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

       10. Concerning the Note Holders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced by any instrument or any



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number of instruments of similar tenor executed by Note Holders in person or by agent or proxy appointed in writing.

       11.   Miscellaneous Provisions.

             a. All of the covenants, stipulations, promises and agreements contained herein by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

             b. Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto and the Note Holders, any legal or equitable right remedy or claim under or in respect of the Indenture, or any covenant, condition or provision herein contained and all its covenants, conditions and provisions shall be for the sole benefit of the parties hereto and of the Note Holders.

             c. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of the Notes on the Company shall be deemed to have been sufficiently given or served, for all purposes, if given or served on the Company at the address filed by the Company with the Trustee. Any notice, direction, request or demand by any Note Holder to or on the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the post office address of the Trustee.

             d. This Indenture and each Note shall be deemed to be a contract made under the laws of the State of Florida, and for all purposes shall be construed in accordance with the laws of such state.

       IN WITNESS WHEREOF, the parties have signed this agreement as of the day and year first above written.

                                       STERLING FINANCIAL SERVICES OF

                                       FLORIDA - I, INC., a Florida corporation



                                       By:______________________________________
                                             Anthony A. Sutter, President



                                       _________________________________________
                                       Stanton K. Shultz, Trustee






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